                                                                   EXHIBIT 10.87

                          LOAN AND SECURITY AGREEMENT

    THIS LOAN AND SECURITY AGREEMENT dated as of December 3, 1996, is made by and between SOUTHWALL TECHNOLOGIES INC. ("Debtor"), a Delaware corporation and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation ("CIT").

SECTION 1. DEFINITIONS.

    All capitalized terms which are not defined herein are defined in Rider A attached hereto and made a part hereof ("Rider A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

SECTION 2. AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST.

    Subject to the terms and conditions hereof, CIT agrees to make Loans to Debtor from time to time, in the amount described in paragraph 2 of Rider A. Each Loan shall be evidenced by Debtor's Note, which Note shall set forth the repayment terms and Interest Rate for such Loan.

    As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce CIT to enter into this Agreement and make the Loans and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby grants to CIT a first priority security interest in all Debtor's right, title and interest in, to and under the Collateral. The Notes and all Obligations shall be equally secured by all Collateral. No lien securing the Obligations or any of them shall be released or deemed released unless and until all Obligations are fully and finally repaid and discharged.

SECTION 3. CONDITIONS OF BORROWING.

    CIT shall not be required to make any Loan hereunder unless on the Closing Date thereof all legal matters with respect to, and all legal documents executed in connection with, the contemplated transactions are satisfactory to CIT and all of the following conditions are met to the satisfaction of CIT (except that (a) and (b) are required in connection with the initial Loan only); (a) CIT has received a satisfactory Secretary's Certificate certified by Debtor's Secretary or Assistant Secretary; (b) INTENTIONALLY LEFT BLANK; (c) Debtor has executed and delivered to CIT the Note evidencing, and a Supplement describing the Equipment to be financed by, such Loan; (d) the Equipment being financed by such Loan has been delivered to, and accepted by, Debtor and CIT has received satisfactory evidence that the Equipment is insured in accordance with the provisions hereof and that the Cost thereof has been, or concurrently with the making of the Loan shall be, fully paid; (e) INTENTIONALLY LEFT BLANK; (f) all filings, recordings and other actions (including the obtaining of landlord and/or mortgagee waivers) deemed necessary or desirable by CIT in order to perfect a first (and only) priority security interest in the Equipment being financed by such Loan have been duly effected, and all fees, taxes and other charges relating to such filings and recordings have been paid by Debtor; (g) the representations and warranties contained in this Agreement are true and correct with the same effect as if made on and as of such date, and no Default or Event of Default is in existence on such date or shall occur as a result of such Loan; (h) in the sole judgment of CIT, there has been no material adverse change in the financial condition, business or operations of Debtor from the date referred to in Section 4(j) hereof; (i) CIT has received from Debtor such other documents and information as CIT has reasonably requested; (j) CIT has inspected and appraised the Equipment and found it satisfactory in value and condition; (k) CIT has received satisfactory bank and/or customer references on Debtor; and (l) CIT has received and found satisfactory Debtor's most recent quarterly financial statement.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

    In order to induce CIT to enter into this Agreement and to make each Loan, Debtor represents and warrants to CIT

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that: (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of its State of Incorporation, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Equipment is located and in each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, and its chief executive office is located at the address set forth in paragraph 5 of Rider A; (b) Debtor has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created hereby; (c) this Agreement has been (and each Note when executed and delivered shall have been) duly authorized, executed and delivered by Debtor and constitutes (and each Note when executed and delivered shall constitute) a legal, valid and binding obligation of Debtor enforceable in accordance with its terms except as such rights may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance by Debtor of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality to the extent that such violation will have an adverse effect on Debtor, and will not violate any provision of, or cause a default under, any loan, other agreement, contract or judgment to which Debtor is a party to the extent that such violation will have an adverse effect on Debtor; (e) Debtor is not in material default under any material agreement, contract or judgment to which Debtor is a party; (f) Debtor has filed all tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent such taxes and assessments have become due other than those which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained by Debtor in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent the sale, forfeiture, or loss of the Collateral, and Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith; (g) there is no action, audit, investigation or proceeding pending or threatened against or affecting Debtor or any of its assets which involves any of the Equipment or any of the contemplated transactions hereunder and which, if adversely determined, could have a material adverse effect on Debtor's business, operations of financial condition; (h) on each Closing Date, Debtor shall have good and marketable title to the Equipment being financed on such date and CIT shall have a perfected first (and only) Lien on such Equipment; and (i) (i) the operations of Debtor comply in all material respects with all applicable Environmental Laws; and (ii) except as disclosed to CIT, (A) none of the operations of Debtor are subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (B) none of the operations of Debtor is the subject of an investigation to determine whether any remedial action is needed to respond to a release of any Hazardous Material into the environment: and (C) Debtor has no known material contingent liability in connection with any release of any Hazardous Material into the environment: (j) all financial statements of Debtor which have been delivered to CIT have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly Debtor's financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Debtor's financial condition, business or operations since December 31, 1995, as reflected in such financial statements; (k) Debtor has not changed its name in the last five years or done business under any other name except as previously disclosed in writing to CIT; and (l) no consent of any Person, and no consent, license, approval or authorization of, or registration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of, and payment under, this Agreement.

SECTION 5. COVENANTS.

     Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any of the Notes is outstanding:

     A. It will: (1) promptly give written notice to CIT of the occurrence of any Event of Loss; (2) observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use; operation or ownership of the Equipment, or to its other properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment; (3) at any reasonable time or times, and upon reasonable notice, permit CIT or its authorized representative to inspect the Equipment and, following the occurrence and during the continuation of an Event of Default, to inspect the books and records of Debtor; (4) in accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities; (5) furnish to CIT the following financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, (a) as soon as available, (i) but not later than 120 days after the end of each fiscal year, its consolidated balance sheet as at the end of such fiscal year, and its consolidated statements of income and consolidated statements of cash flow and all footnotes of such fiscal year together with comparative information for the prior fiscal year, audited by certified public accountants, and (ii) Debtor's Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934; and (b) as soon as available,
(i) but not later than 90 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as at the end of such quarterly period and its consolidated statements of income and consolidated statements of cash flow for such quarterly period and for the portion of the fiscal year then ended together with comparative information for the prior comparable period, signed by its chief financial officer as fairly presenting the results of operations and financial position of Debtor for the periods then ended and as of the date thereof, respectively, and (ii) Debtor's Quarterly Report under Section 13 or 15(d) of the Securities Exchange Act of 1934; (6) (i) furnish to CIT, together with the financial statements described in clauses 5(a) and 5(b) above, a statement signed by Debtor's chief financial officer certifying that Debtor is in compliance with all financial covenants contained in any documents evidencing a financial obligation to which Debtor is a party, or if Debtor is not in compliance, the nature of such noncompliance or default, and the status thereof (such statement shall set forth the actual calculations of any financial covenants and the details of any amendments or modifications of any financial covenants), and (ii) promptly, such additional financial and other information as CIT may from time to time reasonably request;
(7) promptly, at Debtor's expense, execute and deliver to CIT such instruments and documents, and take such action, as CIT may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interest and remedies created, or intended to be created, in favor of CIT hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing CIT, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Debtor's signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof, of the Supplements and of any other financing statement executed in connection herewith); (8) warrant and defend its good and marketable title to the Equipment, and CIT's perfected first (and only) priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property, and shall not become part of any real estate), and will, at its expense, take such action as may be necessary to prevent any other Person from acquiring any right or interest in the Equipment; (9) at Debtor's expense, if requested by CIT in writing after an Event of Default has occurred and is continuing hereunder, attach to the Equipment a notice satisfactory to CIT disclosing CIT's security interest in the Equipment; (10) at Debtor's expense, maintain the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear expected, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; (11) obtain and maintain at all times on the Collateral, at Debtor's expense, "All-Risk" physical damage (excluding earthquake and flood coverages) and, if required by CIT, liability insurance (including bodily injury and property damage) in such amounts, against such risks, with such deductibles and in such form as shall be satisfactory to CIT, and with insurers having an A.M. Best Key Rating Guide rating of A-IX or better; provided, however, that the amount of physical damage insurance shall not be less than the then aggregate outstanding principal amount of the Notes. All physical damage insurance policies shall be made payable to CIT as its interest may appear; if liability insurance is required by CIT, the liability insurance policies shall name CIT as an additional insured. Debtor shall maintain and deliver to CIT the original certificates of insurance or other documents satisfactory to CIT prior to policy expiration or upon CIT's request, but CIT shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give CIT at least 30 days' prior written notice of any alteration in the terms of such policy or the cancellation thereof and that the interests of CIT shall be continued insured regardless of any breach of or violation by Debtor of any warranties, declarations or conditions contained in such insurance policy. CIT shall not be responsible for premiums, warranties or representations to underwriters. The insurance maintained by the Debtor shall be primary with no other insurance maintained by CIT (if any) contributory; and (12) maintain a bank provided revolving line of credit with a minimum availability of $3,000,000.00.

    B. Without the prior written consent of CIT, it will not: (1) sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; (2) create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby; (3) liquidate or dissolve; (4) change the form of organization of its business; (5) without thirty (30) days prior written notice to CIT, change its name or its chief executive office; (6) move any of the Equipment from the location specified on the Supplement relating thereto; (7) make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally

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intended function or use or its value; or (8) amend, modify or in any way change any of the terms or conditions of that certain Supply Agreement, dated as of October 23, 1995, entered into between Debtor and Sony Corporation, and as amended by Addendum #1 to Supply Agreement, dated as of April 1, 1996 (CIT's written consent to (8) shall not be unreasonably withheld).

SECTION 6. EVENTS OF DEFAULT; REMEDIES.

    The following events shall each constitute an "Event of Default" hereunder:
                                                   ----------------
(a) Debtor shall fail to pay any Obligation within 10 days after the same becomes due (whether at the stated maturity, by acceleration or otherwise); (b) any representation or warranty made by Debtor in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished by Debtor in connection with this Agreement or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made; (c) Debtor shall fail to observe any covenant, condition or agreement contained in Sections 5.A(11) or 5.B hereof or in paragraphs 4(b) or 7 of Rider A; (d) Debtor shall fail to observe or perform in any material respect any other covenant or condition contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which Debtor obtains knowledge of such failure or the date on which notice thereof shall be given by CIT to Debtor; (e) Debtor or any affiliate of Debtor shall default in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee (i) to CIT or any affiliate of CIT beyond the period of grace, if any, provided with respect thereto, or (ii) to any Person beyond the period of grace, if any, provided with respect thereto, where such obligation or amount guaranteed is in excess of $2,000,000.00; or (f) a complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor (and when filed against Debtor is in effect for 60 days) or Debtor admits its inability to pay its debts as they mature.

    If an Event of Default shall occur, CIT may, by notice of default given to Debtor, do any one or more of the following: (a) terminate the Commitment and/or
(b) declare the Notes to be due and payable, whereupon the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under this Agreement and the Notes, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause (f) of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by CIT). In addition, if an Event of Default shall occur and be continuing, CIT may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity. Without limiting the generality of the foregoing, Debtor agrees that in any such event, CIT, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. CIT shall have the right upon any such public sale or sales, and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby expressly released. Debtor further agrees, at CIT's request, to assemble (at Debtor's expense) the Collateral and make it available to CIT at such places which CIT shall select, whether at Debtor's premises or elsewhere. CIT shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of CIT hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as CIT may elect. Debtor agrees that CIT need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which CIT is entitled. Debtor agrees to pay all costs of CIT, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of CIT's rights hereunder. To the extent permitted by law, Debtor hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any Collateral.

SECTION 7.  MISCELLANEOUS.

   No failure or delay by CIT in exercising any right, remedy or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to CIT at law or in equity; and the exercise by CIT of any one or more of such remedies shall not preclude the simultaneous or later exercise by CIT of any or all such other remedies. No express or implied waiver by CIT of an Event of Default shall in any way be, or be construed to be, a waiver of any other or subsequent Event of Default. The acceptance by CIT of any regular installment payment or any other sum owing hereunder shall not (a) constitute a waiver of any Event of Default in existence at the time, regardless of CIT's knowledge or lack of knowledge thereof at the time of such acceptance, or (b) constitute a waiver of any Event of Default unless CIT shall have agreed in writing to waive the Event of Default.

    All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, on the third calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address (or telecopier number) set forth in paragraph 5 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

    Debtor agrees (A) to pay or reimburse CIT for (i) all expenses of CIT in connection with the documentation thereof; (ii) all fees, taxes and expenses of whatever nature incurred in connection with the creation, preservation and protection of CIT's security interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and expenses in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral; and (iii) all costs and expenses (including reasonable legal fees and disbursements) of CIT in connection with the enforcement of this Agreement and the Notes, and (B) to pay, and to indemnify and hold CIT harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to (a) this Agreement, the Collateral or CIT's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement and the Notes and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Collateral or any part thereof, or
(b) Debtor's violation or alleged violation of any Environmental Laws or any law or regulation relating to Hazardous Materials (the foregoing being referred to as the "indemnified liabilities"), provided, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of CIT. If Debtor fails to perform or comply with any of its agreements contained in this Agreement and CIT shall itself perform, comply or cause performance or compliance, the expenses of CIT so incurred, together with interest thereon at the Late Charge Rate, shall be payable by Debtor to CIT on demand and until such payment is made shall constitute Obligations hereunder. CIT hereby agrees that Debtor shall not be liable to CIT for incidental and consequential damages. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement and payment of the Notes.

    This Agreement contains the complete, final and exclusive statement of the terms of the agreement between CIT and Debtor related to the contemplated transactions, and neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

     This Agreement shall be binding upon, and inure to the benefit of, Debtor and CIT and their respective successors and assigns, except the Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of CIT, which consent shall not be unreasonably withheld.

     Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Debtor hereby authorizes CIT to correct errors and to fill in such blanks as serial numbers and dates herein and in the Notes, Supplements and in any document executed in connection herewith.

     This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF CALIFORNIA, IN THE COUNTY OF LOS ANGELES OR THE UNITED STATES COURTS FOR THE CENTRAL DISTRICT OF CALIFORNIA, AS CIT MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. DEBTOR AND CIT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NONJURY TRIALS. DEBTOR AND CIT AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, DEBTOR AND CIT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND DEBTOR AND CIT HEREBY AGREE AND CONSENT THAT DEBTOR OR CIT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of December 3, 1996.


CIT:                                        DEBTOR:

THE CIT GROUP/EQUIPMENT                     SOUTHWALL TECHNOLOGIES INC.,
FINANCING, INC.,                            a Delaware corporation
a New York corporation



         /s/ M. F. Kahmann                       /s/ Martin M. Schwartz
By:---------------------------------        By:_______________________________

         Senior Vice President                         President/CEO
Title: -----------------------------        Title:----------------------------




S:\LEGALCEF\SOUTHWALLSA

                                  RIDER A TO
                          LOAN AND SECURITY AGREEMENT
                         DATED AS OF DECEMBER 3, 1996
          BETWEEN THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT") AND
                    SOUTHWALL TECHNOLOGIES INC. ("DEBTOR").

1. DEFINITIONS. As used in the Loan and Security Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms), unless the context otherwise requires:

          "Agreement": "hereof", "hereto", "hereunder" and words of similar
           ---------
meaning: the Loan and Security Agreement of even date herewith between Debtor and CIT including this Rider A and any other rider, schedule and exhibit executed by Debtor and CIT in connection herewith, as from time to time amended, modified or supplemented.
          "Business Day": a day other than a Saturday, Sunday or legal holiday
           ------------
under the laws of the State of New York.
          "Closing Date": each date on which a Loan is made.
           ------------
          "Code": the Uniform Commercial Code as from time to time in effect in
           ----
any applicable jurisdiction.
          "Collateral": the Equipment and the Proceeds thereof.
           ----------
          "Commitment": CIT's obligation to make Loans in the aggregate
           ----------
principal amount stated in paragraph 2 of this Rider A.
          "Cost": with respect to any item of new Equipment, the seller's
           ----
invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Debtor, and all other amounts payable by Debtor and approved by CIT in connection with the acquisition or installation of the Equipment or, with respect to any item of used Equipment, such amount as CIT may approve.  The Cost shall be set forth in the applicable Supplement.
          "Default": any event which with notice, lapse of time, or both would
           -------
constitute an Event of Default.
          "Equipment": any and all items of property which are listed on
           ---------
Supplements, together with all now owned or hereafter acquired accessories, parts, repairs, replacements, substitutions, attachments, modifications, additions, improvements, upgrades and accessions of, to or upon such items of property.
          "Environmental Laws": the Resource Conservation and Recovery Act, the
           ------------------
Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.
          "Event of Default": as set forth in Section 6 of the Agreement.
           ----------------
          "Event of Loss": with respect to any item of Equipment, (i) the actual
           -------------
or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person.
          "Hazardous Materials": any pollutant or contaminant defined as such in
           -------------------
(or for the purposes of) any Environmental Laws including, but not limited to, petroleum, any radioactive material, and asbestos in any form or condition.
          "Installment Payment Date": with respect to any Note, each date on
           ------------------------
which a regular installment of principal is due.
          "Interest Rate": as set forth in paragraph 3 of this Rider A.
           -------------
          "Late Charge Rate": a rate per annum equal to 18%, but in no event to
           ----------------
exceed the highest rate permitted by applicable law.
          "Liens": liens, mortgages, security interests, financing statements or
           -----
other encumbrances of any kind whatsoever.
          "Loan": each loan made pursuant to the Agreement.
           ----
          "Note": each promissory note executed and delivered by Debtor pursuant
           ----
hereto, satisfactory in form and substance to CIT.
          "Obligations": all indebtedness, obligations, liabilities and
           -----------
performance of Debtor to CIT, now existing or hereafter incurred under, arising out of, or in connection with, the Agreement or any Note; and any and all other present and future indebtedness, obligations, liabilities and performance of any kind whatsoever of Debtor to CIT, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with CIT or otherwise acquired by CIT.
          "Parent Company": any Person having beneficial ownership (directly or
           --------------
indirectly) of 25% or more of Debtor's shares of voting stock.
          "Person": an individual, partnership, corporation, trust,
           ------
unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Prepayment Percentage": on the date of the required prepayment of any Note
      ---------------------
pursuant to the Agreement, the product obtained by multiplying (i) 3%, if the prepayment occurs between the 1st Installment Payment Date and the 24th Installment Payment Date; (ii) 2%, if the prepayment occurs between the 25th Installment Payment Date and the 36th Installment Payment Date; or (iii) 1%, if the prepayment occurs between the 37th Installment Payment Date and the 48th Installment Payment Date, in all cases by a fraction, the numerator of which is the number of Installment Payment Dates remaining as of the date of prepayment (including the Installment Payment Date, if any, on which prepayment is made) and the denominator of which is the total number of Installment Payment Dates.

     "Proceeds": the meaning assigned to it in the Code, and in any event,
      --------
including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Equipment; (ii) any and all payments made, or due and payable from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any Person; (iii) any and all accounts arising out of, or chattel paper evidencing a lease of, any of the Equipment; and (iv) any and all other rents or profits or other amounts from time to time paid or payable in connection with any of the Equipment.

     "Prohibited Transaction": a transaction in which: (i) Debtor enters into
      ----------------------
any transaction of merger or consolidation where (x) it shall not be the surviving corporation or (y) if it is the surviving corporation, after giving effect to such merger or consolidation its tangible net worth does not equal or exceed at least 75% of that which existed prior to such merger or consolidation; or (ii) Debtor sells, transfers or otherwise disposes of all or any substantial part of its assets; or (iii) any Person, or group of Persons acting together, becomes or agrees to become the beneficial owner (directly or indirectly) of 25% or more of Debtor's or any Parent Company's shares of voting stock (excluding current shareholders as of the date of this Agreement owning 25% or more of Debtor's or any Parent Company's shares of voting stock).

    "Prohibited Transaction Fee": on the date of the required prepayment of the
     --------------------------
Notes pursuant to the provisions of paragraph 4(b) of this Rider A, the product obtained by multiplying (i) 3%, if the prepayment occurs between the 1st Installment Payment Date and the 24th Installment Payment Date; (ii) 2%, if the prepayment occurs between the 25th Installment Payment Date and the 36th Installment Payment Date; or (iii) 1%, if the prepayment occurs between the 37th Installment Payment Date and the 48th Installment Payment Date, in all cases by a fraction, the numerator of which is the number of Installment Payment Dates remaining as of the date of prepayment (including the Installment Payment Date, if any, on which prepayment is made) and the denominator of which is the total number of Installment Payment Dates.

     "Supplement": each supplement executed and delivered by Debtor pursuant
      ----------
hereto, satisfactory in form and substance to CIT.

     "Treasury Rate": with respect to any Loan made hereunder, the interpolated
      -------------
rate per annum for a U.S. Treasury Security with a maturity equal to the average life of the Loan. The Treasury Rate will be determined as at (and shall be fixed as of) the close of business on the 3rd Business Day prior to the making of such Loan by interpolating between the yields to maturity for those U.S. Treasury Securities having a remaining term to maturity closest to the average life of the Loan as reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated.

2. LOAN AND COMMITMENT. The aggregate principal amount of all Loans shall not exceed $5,000,000.00. Each Loan shall be in a principal amount of not less than $500,000.00. CIT's Commitment shall terminate on December 16, 1996.

3. INTEREST RATE. The interest rate per annum on the unpaid principal amount of each Loan shall be the Treasury Rate plus 3.90%.

4. PREPAYMENT. (a) Should any item of Equipment suffer an Event of Loss, Debtor shall make a prepayment on the corresponding Note within 30 days thereafter. The amount to be prepaid shall be (i) the unpaid principal amount of such Note multiplied by a fraction the numerator of which is the Cost of the item of Equipment which suffered the Event of Loss and the denominator of which is the original principal amount of the Note less the Cost of each item of Equipment which previously suffered an Event of Loss or for which a prepayment has otherwise previously been made (the "Prepaid Principal Amount"), (ii) all other
                                     ------------------------
amounts then due and owing hereunder and under the Notes and (iii) an amount equal to the product of the Prepayment Percentage and the Prepaid Principal Amount.

     (b) Not less than twenty (20) Business Days prior to the date the proposed Prohibited Transaction is expected to be consummated, Debtor shall give CIT written notice of the proposed Prohibited Transaction. In the event CIT does not consent to the Prohibited Transaction and the Prohibited Transaction is nonetheless to be consummated, Debtor shall, on or prior to the date the Prohibited Transaction is to be consummated, prepay the outstanding principal under all Notes together with (1) all interest accrued thereon, (2) all other amounts then due and owing hereunder and under the Notes, and (3) an amount equal to the product of the Prohibited Transaction Fee and the outstanding principal amount of the

Notes.

        (c) On any Installment Payment Date occurring on or after the 13th Installment Payment Date with respect to any Note executed hereunder, Debtor may, at its option, on at least 30 days' prior written notice to CIT, prepay all, but not less than all, of the outstanding principal under such Note executed together with (i) all interest accrued thereon to the date of prepayment, (ii) all other amounts then due and owing hereunder or under the Note, and (iii) an amount equal to the product of the outstanding principal under such Note and the Prepayment Percentage.

        (d) Except as provided in (a), (b) or (c) of this paragraph 4, the Notes may not be prepaid in whole or in part.

5. ADDRESSES FOR NOTICE PURPOSES AND DEBTOR'S CHIEF EXECUTIVE OFFICE.


CIT:                                        DEBTOR:

THE CIT GROUP/EQUIPMENT FINANCING, INC.     SOUTHWALL TECHNOLOGIES INC.


Address:                                    Address:
1211 Avenue of the Americas                 1029 Corporation Way
21st Floor                                  Palo Alto, CA 94303
New York, New York 10036

Telecopier No. (212) 536-1385               Telecopier No. (415) 967-8713

Attention: Senior Vice President/Credit     Attention: Vice President - Chief
                                            Financial Officer

6. COMMITMENT FEE. CIT acknowledges receipt from Debtor of a non-refundable commitment fee in the amount of $50,000.00.

7. FINANCIAL COVENANTS. Debtor agrees that so long as any Note remains outstanding and unpaid, Debtor shall not, directly or indirectly, permit: (a) its consolidated tangible net worth (defined as Debtor's total stockholder's equity plus subordinated debt (subordinated debt is defined as any debt of Debtor which, by its terms, is subordinate to the interests of senior lenders, including CIT) less the aggregate of any treasury stock, any intangible assets, deferred charges and any obligations due Debtor from stockholders, employees, or affiliates) at any time to be less than $24,000,000.00; (b) the ratio of its total liabilities to its consolidated tangible net worth to exceed .70 to 1.00 at any time; (c) the ratio of its cash plus cash equivalents plus trade receivables to its current liabilities to be less than 1.00 to 1.00 at any time; and (d) its minimum net profit to be less than $1.00 on a quarterly basis, or, if its minimum net profit is less than $1.00 for a quarter, its minimum net profit on a rolling four quarter basis to be less than $1.00, with no more than one quarter showing a net loss. Debtor hereby further agrees that if a bank providing a revolving line of credit obtains better financial convenants, such better financial convenants shall, with no further action required by either Debtor or CIT, become incorporated herein and made a part hereof.

THE PROVISIONS SET FORTH IN THIS RIDER A ARE INCORPORATED IN AND MADE A PART OF THE LOAN AND SECURITY AGREEMENT BETWEEN CIT AND DEBTOR DATED AS OF DECEMBER 3, 1996.

CIT:                                        DEBTOR:

THE CIT GROUP/EQUIPMENT                     SOUTHWALL TECHNOLOGIES INC.
FINANCING, INC. a New York corporation      a Delaware corporation

By:  /s/ M. F. Kahmann                      By: /s/ Martin M. Schwartz
   ----------------------------------          --------------------------------
Title:  Senior Vice President               Title: President/CEO
      -------------------------------             -----------------------------

                                  SUPPLEMENT

        This Supplement is executed and delivered by SOUTHWALL TECHNOLOGIES INC. ("Debtor") pursuant to the terms of a Loan and Security Agreement ("Agreement") dated as of December 3, 1996 between Debtor and THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT").

        1. Debtor hereby affirms, as set forth in Section 2 of the Agreement, that CIT has a first (and only) lien on and security interest in the Equipment set forth below:

  Qty.       Model/Mfrs.        Description        Serial No.        Cost
  ----       -----------        -----------        ----------        ----


                                 See Attached.




        2. Debtor hereby represents and warrants that the above described Equipment has been delivered to it, duly assembled and in good working order, and is located at 1029 Corporation Way, Palo Alto, CA 94303.

        3. Debtor hereby affirms that its representations and warranties set forth in Section 4 of the Agreement are true and correct as of the date hereof.

        4. Debtor hereby affirms that CIT has made a Loan to it secured by the above described Equipment, which Loan is evidenced by a Note, in the principal amount of $5,000,000.00, dated December 16, 1996.


                                        DEBTOR:

                                        SOUTHWALL TECHNOLOGIES INC.


                                        By: /s/ Martin M. Schwartz
                                           -------------------------

                                        Title: President/CEO
                                              ----------------------

                                   EXHIBIT A

ITEM #   QTY                      DESCRIPTION

  1      Lot-   (1) Southwell Technologies Custom Designed and Fabricated (PM4)
                Tandem High Vacuum Planar Magnetron Sputter Roll Coating System
                Consisting Of:
                (2) Horizontal Chambers Each Consisting Of:
                (1) 54" Diameter x 84" Wide Capacity Main Drum
                Surrounded By (7) Cathodes - 9" x 92" Planar Magnetron,
                With 120 KW DC Power Supplies, (1) Proprietary Retractable
                Cover With Alignment, (1) Stationary Web Drive With Rigid
                Drive System, 30" Diameter x 82" Long, (Approximately (28)
                Southwall Designed & Built 9" x 92" Planar Magnetron
                Cathodes, 120 KW DC Power Supply),
                (2) 2-Ton Bridge Crane System,
                (6) 6.25 KW, 2,500 Volt Glow Discharge Power Supplies
                Vacuum System Consisting Of:
                (12) 35" Varian Diffusion Pumps, (2) 20" Varian Diffusion
                Pumps, Meissner Coils Cooled Polycold 650s, 94) Edwards
                Blower Packages, With Proprietary Microprocessor
                Controllers, Flow Controllers, Optical monitoring, Software,
                Avtron Control Systems, Including Stainless Steel
                Construction, Modular Scaffolding, Ancillary Support
                Equipment

                PERFORMANCE SPECIFICATIONS
                --------------------------
                The machine may be run as two independent roll coaters or as one system coating two sides or with multiple coatings. The two chambers are separated by a "tunnel". The tunnel may be sealed by a proprietary door that creates two separate distinct chambers. Each chamber is self sufficient and may product different products.
                These are approximately (28) Southwall Designed & Built 9" x 92" Planar Magnetron Cathodes with 120 KW DC Power
                Supplies. Each Main Chamber sputters with (7) Cathodes. In full operation PM4 utilizes (14) Cathodes.
                Continuous / successive coating of 84" wide polyester or equivalent film. Common materials utilized are nickel, copper and inchrome. Coating width 72" to 2 meters.
                Winding system handles rolls of 30" Diameter by 82" long, weighing up to 2,500 pounds. Speed is 5 to 500 millimeter per second, with 50 to 500 pounds tension. Capabilities include tension isolation, rewinder tension taper, spreading and positioning.



                                      A1

ITEM#  QTY                         DESCRIPTION

                   Vacuum system achieves a base pressure to 10 to 6 torr in a 24 hour pump-down.
                   Retractable end plates result in a 5 minute turnaround time to load & unload, shield change. Cathode change and service performed with approximately three crews.
                   Concrete reinforcement to 8.3 Seismic rating.

                                      A2

                                PROMISSORY NOTE


$5,000,000.00                                                  DECEMBER 16, 1996

    FOR VALUE RECEIVED, SOUTHWALL TECHNOLOGIES INC. ("Debtor") promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), at such address as CIT may designate, in lawful money of the United States, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) together with interest in like money on the principal sum remaining unpaid from time to time from the date of this Note until due and payable (whether as stated, by acceleration or otherwise) at the rate of nine and .7037 percent (9.7037%) per annum, said principal and interest to be paid in forty-eight (48) consecutive monthly installments, commencing on December 16, 1996 with the following installments on the same day of each month thereafter until payment in full of this Note, as more fully set forth in Schedule A attached hereto and made a part hereof. Each such installment shall be a payment of principal and interest in the respective amounts set forth opposite the payment date therefor in such Schedule A. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any amount not paid when due under this Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Any payment received after the maturity of any installment of principal shall be applied first to the payment of unpaid late charges, second to the payment of any unpaid interest on said principal, and third to the payment of principal.

    This Note is one of the Notes referred to in the Loan and Security Agreement dated as of December 3, 1996 between Debtor and CIT (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "Agreement"), is secured as provided in the Agreement, and is subject to prepayment only as provided therein, and the holder hereof is entitled to the benefits thereof.

    Terms defined in the Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

    Except as provided in the Agreement, Debtor hereby waives presentment, demand of payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

    Upon the occurrence of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

    In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all reasonable costs and expenses of such action, including attorneys' fees. In accordance with the provisions of the Agreement, Debtor and CIT waive trial by jury in any litigation relating to or in connection with this
Note in which they shall be adverse parties, and Debtor hereby waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

     Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party, and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

     If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that
(a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to Debtor and (b) if CIT elects to accelerate the maturity of, or if CIT permits Debtor to prepay the indebtedness described in, this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                                    SOUTHWALL TECHNOLOGIES, INC.

                                                    By: /s/ Martin M. Schwartz
                                                       -----------------------

                                                    Title: President and CEO
                                                          --------------------

SCHEDULE A, to that certain Promissory Note, dated December 16, 1996, in the
----------
original principal amount of $5,000,000.00.

=======================================================================================================
Payment        Payment            Debt
Number         Date               Service            Interest           Principal          Balance
------         ----               -------            --------           ---------          -------
               12/16/96                                                                    5,000,000.00
 1             12/16/96           125,091.02              0.00          125,091.02         4,874,908.98
 2             01/16/97           125,091.02         39,420.43           85,670.59         4,789,238.39
 3             02/16/97           125,091.02         38,727.66           86,363.35         4,702,875.04
 4             03/16/97           125,091.02         38,029.29           87,061.72         4,615,813.32
 5             04/16/97           125,091.02         37,325.28           87,765.74         4,528,047.58
 6             05/16/97           125,091.02         36,615.57           88,475.45         4,439,572.13
 7             06/16/97           125,091.02         35,900.12           89,190.89         4,350,381.24
 8             07/16/97           125,091.02         35,178.89           89,912.13         4,260,469.11
 9             08/16/97           125,091.02         34,451.83           90,639.19         4,169,829.92
10             09/16/97           125,091.02         33,718.88           91,372.14         4,078,457.79
11             10/16/97           125,091.02         32,980.01           92,111.01         3,986,346.78
12             11/16/97           125,091.02         32,235.16           92,855.85         3,893,490.93
13             12/16/97           125,091.02         31,484.30           93,606.72         3,799,884.21
14             01/16/98           125,091.02         30,727.36           94,363.66         3,705,520.55
15             02/16/98           125,091.02         29,964.29           95,126.72         3,610,393.82
16             03/16/98           125,091.02         29,195.06           95,895.95         3,514,497.87
17             04/16/98           125,091.02         28,419.61           96,671.41         3,417,826.46
18             05/16/98           125,091.02         27,637.89           97,453.13         3,320,373.33
19             06/16/98           125,091.02         26.849.84           98,241.17         3,222,132.16
20             07/16/98           125,091.02         26,055.43           99,035.59         3,123,096.57
21             08/16/98           125,091.02         25,254.58           99,836.43         3,023,260.13
22             09/16/98           125,091.02         24,447.27          100,643.75         2,922,616.39
23             10/16/98           125,091.02         23,633.42          101,457.59         2,821,158.79
24             11/16/98           125,091.02         22,813.00          102,278.02         2,718,880.77
25             12/16/98           125,091.02         21,985.94          103,105.08         2,615,775.69
26             01/16/99           125,091.02         21,152.19          103,938.83         2,511,836.87
27             02/16/99           125,091.02         20,311.70          104,779.32         2,407,057.55
28             03/16/99           125,091.02         19,464.41          105,626.60         2,301,430.94
29             04/16/99           125,091.02         18,610.27          106,480.74         2,194,950.20
30             05/16/99           125,091.02         17,749.23          107,341.79         2,087,608.41
31             06/16/99           125,091.02         16,881.22          108,209.80         1,979,398.62
32             07/16/99           125,091.02         16,006.19          109,084.82         1,870,313.80
33             08/16/99           125,091.02         15,124.09          109,966.93         1,760,346.87
34             09/16/99           125,091.02         14,234.86          110,856.16         1,649,490.71
35             10/16/99           125,091.02         13,338.43          111,752.59         1,537,738.12
36             11/16/99           125,091.02         12,434.75          112,656.26         1,425,081.86
37             12/16/99           125,091.02         11,523.77          113,567.25         1,311,514.62

SCHEDULE A, to that certain Promissory Note, dated December 16, 1996, in the
----------
original principal amount of $5,000,000.00.

=======================================================================================================
Payment        Payment            Debt
Number         Date               Service            Interest           Principal          Balance
------         ----               -------            --------           ---------          -------
38             01/16/00           125,091.02         10,605.42          114,485.59         1,197,029.02
39             02/16/00           125,091.02          9,679.65          115,411.37         1,081,617.65
40             03/16/00           125,091.02          8,746.38          116,344.63           965,273.02
41             04/16/00           125,091.02          7,805.58          117,285.44           847,987.58
42             05/16/00           125,091.02          6,857.16          118,233.86           729,753.72
43             06/16/00           125,091.02          5,901.08          119,189.94           610,563.78
44             07/16/00           125,091.02          4,937.26          120,153.76           490,410.02
45             08/16/00           125,091.02          3,965.65          121,125.37           369,284.65
46             09/16/00           125,091.02          2,986.18          122,104.84           247,179.82
47             10/16/00           125,091.02          1,998.79          123,092.22           124,087.60
48             11/16/00           125,091.02          1,003.42          124,087.60                 0.00
               --------         ------------      ------------        ------------
                  TOTAL         6,004,368.79      1,004,368.79        5,000,000.00

                       SECRETARY'S CERTIFICATE OF DEBTOR

     I, L. Ray Christie, DO HEREBY CERTIFY to THE CIT GROUP/EQUIPMENT FINANCING,
        ---------------
INC. that I am the Secretary or Assistant Secretary of SOUTHWALL TECHNOLOGIES INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"): that I am the keeper of the corporate records, including, without limitation, the Charter, By-laws and the minutes of the meetings of the Board of Directors of the Corporation; that the following is a true, accurate and compared transcript of the resolutions contained in the Minute Book of the Corporation, duly adopted by the Board of Directors on
               , 1996 by unanimous written consent thereof or at a meeting of
---------------
the Board of Directors duly held thereon, at which time a quorum was present and acted throughout; that the Corporation was authorized to transact the business hereinafter described, and that said resolutions have not been amended or rescinded, and are in full force and effect:

     "RESOLVED, that any officer of the Corporation be and is hereby authorized and empowered in the name and on behalf of the Corporation to obtain from The CIT Group/Equipment Financing, Inc. ("CIT") loans and advances in such amounts and on such terms and conditions as such officer deems proper and to mortgage, pledge, assign and/or grant a security interest in property of the Corporation; from time to time to modify, supplement or amend any such agreements; and to do and perform all other acts and things deemed by such officer to be necessary, convenient or proper to carry out any of the foregoing; and be it further

     RESOLVED, that all that any officer shall have done or may do in connection with the matters set forth above is hereby ratified, confirmed and approved; and be it further

     RESOLVED, that the foregoing resolutions shall remain in full force and effect until written notice of their amendment or rescission shall have been received by CIT and that receipt of such notice shall not affect any action taken or loans or advances made by CIT prior thereto; and be it further

     RESOLVED, that the Secretary or Assistant Secretary be and is hereby authorized and directed to certify to CIT the foregoing resolutions and that the provisions thereof are in conformity with the Charter and By-laws of the Corporation."

     I DO FURTHER CERTIFY that there are no restrictions imposed by the Charter or By-laws of the Corporation restricting the power or authority of the Board of Directors of the Corporation to adopt the foregoing resolutions or upon the Corporation or its officers to act in accordance therewith.

     I DO FURTHER CERTIFY that the following are names and specimen signatures of officers of the Corporation empowered and authorized by the above resolutions, each of whom has been duly elected to hold and currently holds the office of the Corporation set forth opposite such officer's name:

      NAME                  OFFICE                            SIGNATURE
      ----                  ------                            ---------

                      President &
Martin M. Schwartz    Chief Executive Officer            /s/ Martin M. Schwartz
--------------------  --------------------------------   ----------------------
L. Ray Christie       VP, CFO & Secretary                /s/ L. Ray Christie
--------------------  --------------------------------   ----------------------

--------------------  --------------------------------   ----------------------

     IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of December,
                                                          ----
1996.


                                                 /s/ L. Ray Christie
                                              ---------------------------------
                                               SECRETARY OR ASSISTANT SECRETARY
                                               OF SOUTHWALL TECHNOLOGIES INC.



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